Exhibit 99.1

             PHOTOMEDEX SETTLES LITIGATION WITH EDWARDS LIFESCIENCES

    MONTGOMERYVILLE, Pa., Dec. 20 /PRNewswire-FirstCall/ -- PhotoMedex, Inc. (Nasdaq: PHMD) announced today that it has settled the outstanding litigation it brought against Edwards Lifesciences Corporation, Edwards Lifesciences LLC and Baxter Healthcare Corporation.

    PhotoMedex brought the action in January 2004 in the Superior Court of California for Orange County. Trial in the action was scheduled for January 2006. The action concerned an agreement between Edwards and PhotoMedex for the development and marketing of an excimer laser for use in TMR, or transmyocardial revascularization, as has been reported in various filings made by PhotoMedex in the past.

    Jeffrey F. O'Donnell, President and CEO of PhotoMedex, commented on the settlement. "We are pleased to have concluded this matter with Edwards on terms negotiated and mutually acceptable to the parties. While certain details of the settlement are subject to confidentiality restrictions, we can say that the settlement provides some working capital to the Company that will be useful for our domestic marketing program for the XTRAC(R) excimer laser. The settlement also frees up management time for continuing to build our dermatology and surgical businesses."

    About PhotoMedex

    PhotoMedex is engaged in the development of proprietary excimer laser and fiber optic systems and techniques directed toward dermatological applications, with FDA approval to market the XTRAC(R) laser system for the treatment of psoriasis, vitiligo, atopic dermatitis and leukoderma. In addition, the Company provides contract medical procedures to hospitals, surgi-centers and doctors' offices, offering a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics, and other surgical specialties. The Company is a leader in the development, manufacturing and marketing of medical laser products and services. In addition as a result of the merger with ProCyte, PhotoMedex now develops and markets products based on its patented, clinically proven Copper Peptide technology for skin health, hair care and wound care. PhotoMedex sells directly to dermatologists, plastic and cosmetic surgeons, spas and salons and through licenses with strategic partners into the consumer market, including a long-term worldwide license agreement with Neutrogena(R), a Johnson & Johnson company. ProCyte brands include Neova(R), Ti-Silc(R), VitalCopper(R), Simple Solutions(R) and AquaSante(R).

    Safe Harbor Statement:

    Some portions of the press release will contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While PhotoMedex is working to achieve those goals, actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of PhotoMedex, its reputation in the industry or its results. In light of significant uncertainties inherent in forward-looking statements included herein, the inclusion of such information in the press release should not be regarded as a representation by PhotoMedex or its subsidiaries that the forward-looking statements will be achieved.

    Contact:  Allen & Caron, Inc.                 PhotoMedex, Inc.
              Matt Clawson (investors)            Dennis McGrath, CFO
              949-474-4300                        215-619-3287
              matt@allencaron.com                 info@photomedex.com

SOURCE  PhotoMedex, Inc.
    -0-                             12/20/2005
    /CONTACT:  investors, Matt Clawson of Allen & Caron, Inc.,
+1-949-474-4300, matt@allencaron.com, for PhotoMedex, Inc.; or Dennis McGrath, CFO of PhotoMedex, Inc., +1-215-619-3287, info@photomedex.com/
    /Web site:  http://www.photomedex.com /
    (PHMD)